UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2015

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(a) On May 1, 2015 (the “Notice Date”), MagnaChip Semiconductor Corporation (the “Company”) received notice of default (the “Notice of Default”) from Wilmington Trust, National Association, as trustee (the “Trustee”), under that certain Indenture, dated as of July 18, 2013, by and between the Trustee and the Company, as supplemented by that certain First Supplemental Indenture, dated as of March 27, 2014 (collectively, the “Indenture”), related to the Company’s 6.625% Senior Notes due 2021 (the “Notes”).

Under Section 4.03 of the Indenture, the Company must file with the Securities and Exchange Commission (the “SEC”) all quarterly and annual reports on Forms 10-Q and 10-K, and current reports on Form 8-K, that are required to be filed with the SEC within the time periods specified in the rules and regulations applicable to such reports, as such time periods may be extended by Rule 12b-25 or any similar or successor rule of the SEC. As previously disclosed, the Company did not timely file with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Late SEC Report”), and has therefore failed to comply with such reporting covenant. Under the Indenture, the failure of the Company to comply with this covenant, if it continues for a period of 60 days after the Notice Date (to but not including July 1, 2015) (the “Grace Period”), will constitute an Event of Default, as that term is defined in the Indenture.

If the Company fails to cure the Default (as defined in the Indenture) relating to the Late SEC Report during the Grace Period, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately (an “Acceleration”), subject to the Company’s right to elect to pay Additional Interest (as defined below) for up to 180 days as the sole and exclusive remedy for such Event of Default. As of the Notice Date, there was $225 million in aggregate principal amount of Notes outstanding.

The Indenture provides that the Company, in its sole discretion, may elect as the sole and exclusive remedy for an Event of Default relating to the reporting obligations of the Indenture to pay additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes (the “Additional Interest”). This Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. The Additional Interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with the reporting obligations in the Indenture first occurs (from July 1, 2015) to, but not including, the 180th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived). On such 180th day (December 28, 2015), such Additional Interest shall cease to accrue and the Notes will be subject to Acceleration as provided above.

If the Company files the Late SEC Report and files all other SEC annual, quarterly and current reports that it is required to file with the SEC prior to expiration of the Grace Period, the Company will have cured such Default and the Acceleration remedy will not become available. If the Default has not been remedied prior to the expiration of the Grace Period, the Company intends to elect to accrue and pay Additional Interest on the Notes for up to an additional 180 days (until December 28, 2015). If the Company makes this election and files the Late SEC Reports and files all other annual, quarterly and current reports that it is required to file with the Commission prior to the expiration of the 180-day period, the Company will have cured such Event of Default and the Acceleration remedy will not become available.

The foregoing summary of terms and provisions of the Indenture is qualified in its entirety by reference to the full text of the Indenture, copies of which are filed as Exhibit 4.1 and 4.2 to this Current Report.

Safe Harbor for Forward-Looking Statements

Information in this report regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about the timing, form and content of the Company’s 2014 Form 10-K and other SEC filings are based upon information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the impact of the internal investigation, restatement and delayed SEC report filings on the Company’s business, including its customers, suppliers, counterparties, and under the Company’s debt instruments; the extent of any material weakness or significant deficiencies in the Company’s internal control over financial reporting; the outcome of litigation and other claims or proceedings arising out of the restatement; and other risks and uncertainties of the Company’s business detailed from time to time in the Company’s filings with the SEC, including without limitation those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on February 12, 2015, as well as subsequent registration statements, amendments or other reports that the Company may file from time to time with the SEC and/or make available on its website. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

Effective April 30, 2015, Tae Young Hwang resigned as the Company’s Chief Operating Officer and President and from all other officer and director positions with the Company and its direct and indirect subsidiaries. In connection with Mr. Hwang’s resignation, on April 30, 2015, Mr. Hwang and the Company’s Korean subsidiary, MagnaChip Semiconductor, Ltd. (“MagnaChip Korea”), entered into an Advisory Services and Separation Agreement (the “Separation Agreement”).

The Separation Agreement provides for Mr. Hwang’s separation from MagnaChip Korea effective as of May 31, 2015. Under the Separation Agreement, Mr. Hwang will provide advisory services to the Company for a term of 24 months. The advisory services will relate to: supporting the Company’s Chief Executive Officer; the Company’s production processes; transition matters; the Company’s LG Display business; labor union negotiations; cooperation with the Company in connection with any pending litigation or investigation relating to the Company or its affiliates; and any other matters the Company requests in its reasonable discretion. Mr. Hwang will be paid a monthly amount of 27,439,200 Korean won (approximately $25,412.55, with Korean won converted into U.S. Dollars at a reference conversion rate of 1,079.75 Korean won to 1 U.S. Dollar), which is equal to 80% of his current monthly salary, during the term of the Separation Agreement, payable on a monthly basis, for providing such advisory services. The Company will also provide Mr. Hwang with a car and driver during the term of the Separation Agreement solely for use in connection with providing advisory services to the Company, and not for general use purposes, and will reimburse Mr. Hwang for out-of-pocket expenses that he reasonably incurs in providing cooperation and advisory services pursuant to the Separation Agreement so long as such expenses have been approved in advance and are evidenced with receipts. The Company will also continue to provide the “four major Korean social insurance schemes” coverage for Mr. Hwang and his dependents during the time period he provides advisory services to the Company, as well as certain medical benefits.

The Separation Agreement contains a general release of claims, a non-disparagement agreement and a confidentiality agreement by Mr. Hwang. The Separation Agreement also contains covenants by Mr. Hwang that during the term he provides advisory services to the Company and for one year after the conclusion of such term he will not engage in any activities or services that are competitive with the Company or any of its affiliates or solicit any of the Company’s employees.

In consideration for Mr. Hwang’s advisory services and for the other terms agreed by Mr. Hwang in the Separation Agreement, the Company will pay Mr. Hwang a lump sum payment of 100% of his accrued pension benefits as of the effective date of the Separation Agreement, such payment to be made within two weeks of the effective date of the Separation Agreement. The value of Mr. Hwang’s accrued pension benefits as of May 31, 2015, the effective date of the Separation Agreement, is 1,103,424,670 Korean won (approximately $1,021,926.07). The Separation Agreement also provides that all stock options held by Mr. Hwang will be exercisable for 18 months following the effective date of the Separation Agreement.

The Separation Agreement may be terminated by the Company prior to the expiration of the 24-month term under any of the following circumstances: (i) Mr. Hwang’s breach of the Separation Agreement that, if susceptible to cure, has not been cured as reasonably determined by the Company within five business days after notice requesting cure is delivered to Mr. Hwang by the Company; (ii) Mr. Hwang’s plea of nolo contendre or guilty to, or conviction of, any crime related to his services with the Company; or (iii) Mr. Hwang’s death or the impairment of Mr. Hwang’s physical and/or mental condition such that it inhibits him from performing his duties under the Separation Agreement. The Separation Agreement may also be terminated by Mr. Hwang at any time for any reason.

Effective as of April 30, 2015, Young-Joon Kim, the Company’s Interim Chief Executive Officer and General Manager, Display Solutions Division, assumed Mr. Hwang’s duties as the Company’s principal operating officer. Mr. Kim’s compensation arrangements with the Company remain unchanged. Mr. Kim, age 50, became the Interim Chief Executive Officer of the Company on May 20, 2014 and became Executive Vice President and General Manager, Display Solutions Division, in May 2013. Prior to joining the Company, Mr. Kim served at Cavium, Inc., a provider of highly integrated semiconductor processors, from June 2006 to April 2013, most recently as Vice President, Infrastructure Processor Division, and General Manager at the Multi-Core Processor Group. Prior to Cavium, Mr. Kim served as Core Team Lead and General Manager of Tolapai Program at Intel Corporation from August 2004 to June 2006. Mr. Kim has also served as Director of Marketing at Samsung Semiconductor, Inc. from June 1996 to May 1998. Mr. Kim holds B.S. and M.Eng degrees in Electrical Engineering from Cornell University.

Item 8.01.	Other Events.

On May 4, 2015, the Company issued a press release announcing the management changes described under Item 5.02 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 18, 2013, between MagnaChip Semiconductor Corporation, as issuer, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 18, 2013).

4.2	First Supplemental Indenture, dated as of March 27, 2014, between MagnaChip Semiconductor Corporation, as issuer, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on June 25, 2014).

99.1	Press release for MagnaChip Semiconductor Corporation dated May 4, 2015, announcing certain management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: May 4, 2015	By:	/s/ Theodore Kim
Theodore Kim
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of July 18, 2013, between MagnaChip Semiconductor Corporation, as issuer, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 18, 2013).

4.2	First Supplemental Indenture, dated as of March 27, 2014, between MagnaChip Semiconductor Corporation, as issuer, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on June 25, 2014).

99.1	Press release for MagnaChip Semiconductor Corporation dated May 4, 2015, announcing certain management changes.